Exhibit 10.19(b)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TEXT OMITTED FROM THIS EXHIBIT IS MARKED WITH [***]

AMENDMENT NO. 1 (“Amendment”) dated as of October 30, 2001 to the LICENSE MODIFICATION AGREEMENT (the “Agreement”) by and between University of South Florida Research Foundation, Inc. (“USFRF”) and Immuno-Rx, Inc., a Delaware corporation (the “Company”).

The Company and USFRF desire to amend the Agreement. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Section 2(b). Section 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“To pay the Research Foundation the amount of: (i) [***] ($[***]) within five business days of the closing of the sale by Immuno-Rx of preferred stock of Immuno-Rx for cash and (ii) [***] ($[***]) within five business days of the closing of a Qualified Financing (as hereinafter defined). For the purposes of this Section, the term “Qualified Financing” shall mean [***].

2. No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement and the License Agreements 1-4 (as defined in the Agreement) are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement and License Agreements 1-4.

3. Governing Law. This Amendment and the right of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to the rules governing the conflicts of laws.

4. Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

5. Counterparts. This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

6. Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

* * * *

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be signed by their duly authorized representatives on the date first above written.

IMMUNO-RX, INC.

By:	/s/ John W. Hadden II
John W. Hadden II
Executive Vice President and Chief Financial Officer

UNIVERSITY OF SOUTH FLORIDA RESEARCH FOUNDATION, INC.

By:	/s/ Allen Kritwtz
Name:	Allen Kritwtz
Title:	Executive Director

By:	/s/ S. David Stamps
S. David Stamps
President

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